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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------

                                    FORM 8-K

                              --------------------

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                          Date of Report: June 23, 1999
                        (Date of earliest event reported)

                         Commission File Number 1-14373

                         INSIGNIA FINANCIAL GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)


       DELAWARE                                         56-2084290
(State of Incorporation)                   (I.R.S. Employer Identification No.)


  200 PARK AVENUE, NEW YORK, NEW YORK                      10166
(Address of Principal Executive Officers)                (Zip Code)


                                 (212) 984-8000
              (Registrant's Telephone Number, Including Area Code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On June 23, 1999, Insignia Financial Group, Inc. (the "Company" or "Insignia"), through its DE Acquisition, LLC subsidiary, completed the previously announced acquisition of substantially all of the assets of Douglas Elliman and affiliated companies. Douglas Elliman, located in New York City, is a residential real estate brokerage firm that holds the number one market position for both residential sales and rentals in New York City according to the annual ranking of residential brokerage companies nation-wide published by Real Trends.

     The base purchase price for Douglas Elliman was approximately $65 million paid in cash from borrowings under the Company's revolving credit facility. Additional purchase consideration of up to $10 million over the next five years is contingent on the future performance measures of Douglas Elliman. The physical assets acquired, which include furniture, fixtures and computer equipment under capital leases, will continue to be used in Douglas Elliman's residential brokerage business. The acquisition was accounted for as a purchase and was substantially comprised of goodwill.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits - The following are furnished as exhibits to this report:

         Exhibit No.

         10.1 Purchase Agreement, dated as of May 27, 1999, between Douglas Elliman, Douglas Elliman, Inc. and Douglas Elliman Insurance Brokerage Corp. as seller and DE Acquisition, LLC as buyer.

         99.1     Press Release dated June 23, 1999.


The financial statements of Douglas Elliman and required pro forma information to be filed as exhibits to this report are not included and will be filed as soon as practicable but no later than September 6, 1999.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to the signed on its behalf by the undersigned hereunto duly authorized.

                                          INSIGNIA FINANCIAL GROUP, INC.



                                          By: /s/ Adam B. Gilbert
                                             ----------------------------------
                                              Adam B. Gilbert
                                              Executive Vice President



DATE:  July 8, 1999